UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2004

EARL SCHEIB, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4822	95-1759002
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15206 Ventura Boulevard, Suite 200 Sherman Oaks, California		91403
(Address of principal executive offices)		(Zip Code)

(818) 981-9992
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Item 1.02 Termination of a Material Definitive Agreement.

On August 31, 2004, Earl Scheib, Inc. (the “Registrant”) terminated that certain Letter of Intent dated as of May 13, 2004, and as amended as of July 23, 2004 (as so amended, the “Letter of Intent”), with Elden Holding Group, LLC (“Elden”) regarding Elden’s potential acquisition of all of the issued and outstanding capital stock of the Registrant for $15,000,000, subject to certain adjustments at the closing of the acquisition, plus assumption of certain transaction and related costs and expenses.  Pursuant to Section 11(a)(ii) of the Letter of Intent, the Registrant terminated the Letter of Intent after the time period allotted to Elden to complete its due diligence review of the Registrant expired on August 21, 2004. A copy of the letter terminating the Letter of Intent is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On September 1, 2004, the Registrant issued a press release regarding the termination of the Letter of Intent.  The press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Letter terminating Letter of Intent dated August 31, 2004 from Earl Scheib, Inc. to Elden Holding Group, LLC

99.2	Press Release of Earl Scheib, Inc. dated September 1, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARL SCHEIB, INC. (Registrant)

Date: September 1, 2004	By:	/s/ Christian K. Bement
	Name:	Christian K. Bement
	Title:	President and Chief Executive Officer